Exhibit 99.1

INTERNATIONAL SHIPHOLDING CORPORATION ANNOUNCES CLOSING OF

PUBLIC OFFERING OF ITS 9% SERIES B CUMULATIVE REDEEMABLE

PERPETUAL PREFERRED STOCK

Mobile, Alabama, August 1, 2013 – International Shipholding Corporation (NYSE: ISH) today announced the closing of its previously-announced sale of $27.5 million of its Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Shares”), and the sale of an additional $4.125 million of Series B Preferred Shares pursuant to the full exercise of the over-allotment option granted to the underwriters for the offering. Dividends will be payable on the Series B Preferred Shares at an initial rate of 9% per annum of the stated liquidation preference when, as and if declared by ISH’s board of directors. The Company received net proceeds from the offering of approximately $30.2 million, after deducting underwriting discounts but excluding other related expenses.

ISH intends to use the net proceeds from the offering for working capital and other general corporate purposes, including using a substantial portion of the funds to repay certain indebtedness and to finance certain vessel investment costs.

The Company has applied to list the Series B Preferred Shares on the New York Stock Exchange under the symbol “ISH.PRB,” and the shares are expected to be listed on or about Friday, August 2, 2013.

Incapital acted as the sole structuring agent for the offering. Incapital, DNB Markets and Sterne Agee acted as joint book-running managers. Euro Pacific Capital Inc. and Regions Securities LLC acted as co-managers.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offers of the Series B Preferred Shares described in this press release will be made exclusively by means of the Company’s prospectus supplement dated July 25, 2013, and accompanying base prospectus, which relate to ISH’s effective shelf registration statement.

About International Shipholdinq Corporation

International Shipholding Corporation, through its subsidiaries, operates a diversified fleet of U.S. and international flag vessels that provide worldwide and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts.

For more information about the company, please visit www.intship.com.

Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this release, including statements regarding the terms of the offering, the anticipated use of the proceeds therefrom and other statements identified by words such as “expects,” “will,” “intends,” and similar expressions are forward-looking statements within the meaning of the

“safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from those anticipated, estimated, projected, expressed or implied if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: changes in our cash requirements, financial position, financing plans or investment plans; unforeseen delays in the NYSE listing process; changes in general market, economic, regulatory or industry conditions; and other risks referenced from time to time in our filings with the Securities and Exchange Commission. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors, nor can we predict the impact of each such factor on our plans, or the extent to which any one or more factors may cause actual results to differ from those reflected in any of our forward-looking statements. Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, which speak only as of the date made. We undertake no obligation to update or revise for any reason any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Contact:

The IGB Group Leon Berman

(212) 477-8438 lberman@igbir.com

International Shipholding Corporation

Niels M. Johnsen, Chairman (212) 943-4141 Erik L. Johnsen, President (251) 243-9221